SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2007
HFF, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-33280	51-0610340
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Oxford Centre
301 Grant Street, Suite 600
Pittsburgh, Pennsylvania 15219
(412) 281-8714
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On October 30, 2007, one of HFF, Inc.’s operating partnerships, Holliday Fenoglio Fowler, L.P. (“HFF LP”), entered into an amendment to its existing $40.0 million credit facility with the lenders under the aforementioned credit facility. The amendment modifies certain restrictions in the credit facility so as to permit HFF LP to use borrowings under the credit facility to originate and subsequently sell mortgages in connection with HFF LP’s participation in the Federal Home Loan Mortgage Corporation’s Multifamily Program Plus ® Seller/Servicer program.
This Item 1.01 is qualified in its entirety by reference to the amendment to the credit facility, which is filed herewith as Exhibit 10.1 and incorporated herein by reference. The schedule to the amendment filed herewith has been omitted. HFF, Inc. hereby agrees to furnish supplementally a copy of the omitted schedule to the Securities and Exchange Commission upon its request.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
10.1	First Amendment to Amended and Restated Credit Agreement, dated as of October 30, 2007, by and among Holliday Fenoglio Fowler, L.P., the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HFF, INC.

Dated: November 5, 2007	By:	/s/ Gregory R. Conley

Gregory R. Conley Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment to Amended and Restated Credit Agreement, dated as of October 30, 2007, by and among Holliday Fenoglio Fowler, L.P., the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent.